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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statements No. 333-24765 and No. 333-69398 on Form S-8 and No. 333-94843 on Form S-3 of Beazer Homes USA, Inc. of our report dated November 2, 2001, incorporated by reference in the Annual Report on Form 10-K of Beazer Homes USA, Inc. for the year ended September 30, 2001 and to the reference to us under the heading "Experts" in each of these Registration Statements.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
December 21, 2001

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INDEPENDENT AUDITORS' CONSENT